BYLAWS

                                       OF

                             AM-PAC INTERNATIONAL, INC.



                                    ARTICLE I
                                     OFFICES

1.01  REGISTERED OFFICE AND AGENT

     The registered office of the Corporation shall be maintained at The Corporation Trust Company in Nevada, One East First Street, Reno, Nevada 89501 in the State of Nevada. The registered office or the registered agent, or both, may be changed by resolution of the Board of Directors, upon filing the statement required by law.

1.02  PRINCIPAL OFFICE

     The principal office of the Corporation shall be at Waterford & Sterling, 431 E. Central Blvd., Ste. 900, Orlando, Florida 32801 provided that the Board of Directors shall have power to change the location of the principal office in its discretion.

1.03  OTHER OFFICES

     The Corporation may also maintain other offices at such places within or without the State of Nevada as the Board of Directors may from time to time appoint or as the business of the Corporation may require.

                              ARTICLE II
                             SHAREHOLDERS

2.01  PLACE OF MEETING

     All meetings of shareholders, both regular and special, shall be held either at the registered office of the Corporation, or at such other place as shall be designated in the notice of the meeting.























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2.02  ANNUAL MEETING

     The annual meeting of shareholders for the election of directors and for the transaction of all other business which may come before the meeting shall be held on the 30th day of April in each year (if not a legal holiday and, if a legal holiday, then on the next business day following) at the hour specified in the notice of meeting.

     If the election of directors shall not be held on the day above designated for the annual meeting, the Board of Directors shall cause the election to be held as soon thereafter as conveniently may be at a special meeting of the shareholders called for the purpose of holding such election.

     The annual meeting of shareholders may be held for any other purpose in addition to the election of director which may be specified in a notice of such meeting. The meeting may be called by resolution of the Board of Directors or by a writing filed with the secretary signed either by a majority of the directors or by shareholders owning a majority in amount of the entire capital stock of the Corporation issued and outstanding and entitled to vote at any such meeting.

2.03  NOTICE OF SHAREHOLDERS' MEETING

     A written or printed notice stating the place, day and hour of the meeting, and in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the president, secretary or the officer or person calling the meeting, to each shareholders of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the share transfer books of the Corporation, with postage thereon prepaid.

2.04  VOTING OF SHARES



























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     Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders, except to the extent that the voting rights of the shares of any class or classes are limited or denied by the Articles of Incorporation or by law.

     Treasury shares, shares of its own stock owned by another corporation the majority of the voting stock of which is owned or controlled by this Corporation, and shares of its own stock held by this Corporation in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time.

     A shareholder may vote either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. No proxy shall be valid after eleven (11) months from the date of its execution unless otherwise provided in the proxy. Each proxy shall be revocable unless expressly provided therein to be irrevocable, and in no event shall it remain irrevocable for a period of more than eleven (11) months.

     At each election for directors and every shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected and for whose election he has a right to vote, or unless prohibited by the Articles of Incorporation, to cumulate his votes by giving one candidate as many votes as the number of such directors multiplied by the number of his shares shall equal, or by distributing such votes on the same principal among any number of such candidates. Any shareholder who intends to cumulate his votes as herein authorized shall give written notice of such intention to the secretary of the Corporation on or before the day preceding the election at which such shareholder intends to cumulate his votes.

2.05  CLOSING TRANSFER BOOKS AND FIXING RECORD DATE

     For the purpose of determining shareholders entitled to notice of or to




























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vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may provide that the share transfer books shall be closed for a stated period not exceeding sixty (60) days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the stock transfer books, the ByLaws or, in the absence of an applicable ByLaw, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, not later than sixty (60) days and, in case of a meeting of shareholders, not earlier than ten (10) days, prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the share transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof, except where the determination has been made through the closing of share transfer books and the stated period of closing has expired.

2.06  QUORUM OF SHAREHOLDERS

     Unless otherwise provided in the Articles of Incorporation, the holders of a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders, but in no event shall a quorum consist of the holders of less than one-third (1/3) of the shares entitled to vote and thus represented at such meeting. The vote of the holders






























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
of a majority of the shares entitled to vote and thus represented at a meeting at which a quorum is present shall be the act of the shareholders' meeting, unless the vote of a greater number is required by law, the Articles of Incorporation or the ByLaws.

2.07  VOTING LISTS

     The officer or agent having charge of the share transfer books for the shares of the Corporation shall make, at least ten (10) days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the registered office of the Corporation and shall be subject to inspection by any shareholders at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original share transfer books shall be prima-facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders.

2.08  ACTION BY CONSENT OF SHAREHOLDERS

     In lieu of a formal meeting, action may be taken by written consent of such number of the shareholders as is required by either State law or the Corporation's Bylaws for passage of such corporate action.

                                  ARTICLE III
                                   DIRECTORS

3.01  BOARD OF DIRECTORS

     The business and affairs of the Corporation shall be managed by a Board of Directors. Directors need not be residents of the State of Nevada or shareholders in the Corporation.



























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
3.02  NUMBER AND ELECTION OF DIRECTORS

     The number of directors shall be five (5) provided that the number may be increased or decreased from time to time by an amendment to these ByLaws, but no decrease shall have the effect of shortening the term of any incumbent director. At each annual election the shareholders shall elect directors to hold office until the next succeeding annual meeting.

3.03  VACANCIES

     Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of the remaining directors, though less than a quorum of the Board. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of directors shall be filled by election at an annual meeting or at a special meeting of shareholders called for that purpose.

3.04  QUORUM OF DIRECTORS

     A majority of the Board of Directors shall constitute a quorum for the transaction of business. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

3.05  ANNUAL MEETING OF DIRECTORS

     Within thirty (30) days after each annual meeting of shareholders, the Board of Directors elected at such meeting shall hold an annual meeting at which they shall elect officers and transact such other business as shall come before the meeting.

3.06  REGULAR MEETING OF DIRECTORS

     A regular meeting of the Board of Directors may be held at such time as shall be determined from time to time by resolution of the Board of Directors.



























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3.07  SPECIAL MEETINGS OF DIRECTORS

     The secretary shall call a special meeting of the Board of Directors whenever requested to do so by the President or by two directors. Such special meeting shall be held at the time specified in the notice of meeting.

3.08  PLACE OF DIRECTORS MEETINGS

     All meetings of the Board of Directors (annual, regular or special) shall be held either at the principal office of the Corporation or at such other place, either within or without the State of Nevada, as shall be specified in the notice of meeting.

3.09  NOTICE OF DIRECTORS MEETINGS

     All meetings of the Board of Directors (annual, regular or special) shall be held upon five (5) days written notice stating the date, place and hour of meeting delivered to each director either personally or by mail or at the direction of the president or the secretary or the officer or person calling the meeting.

     In any case where all of the directors execute a waiver of notice of the time and place of meeting, no notice thereof shall be required, and any such meeting (whether annual, regular or special) shall be held at the time and at the place (either within or without the State of Nevada) specified in the waiver of notice. Attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where the directors attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

     Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.





























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
3.10  COMPENSATION

     Directors, as such, shall not receive any stated salary for their services, but by resolution of the Board of Directors a fixed sum and expenses of attendance, if any, may be allowed for attendance at each annual, regular or special meeting of the Board, provided, that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

3.11  ACTION BY CONSENT OF DIRECTORS

     In lieu of a formal meeting, action may be taken by written consent of such number of the directors as is required by either State law or the Corporation's Bylaws for passage of such corporate action.

                                  ARTICLE IV
                                   OFFICERS

4.01  OFFICERS ELECTION

     The officers of the Corporation shall consist of a president, one or more vice presidents, a secretary, and a treasurer. All such officers shall be elected at the annual meeting of the Board of Directors provided for in Article III, Section 5. If any office is not filled at such annual meeting, it may be filled at any subsequent regular or special meeting of the Board. The Board of Directors at such annual meeting, or at any subsequent regular or special meeting may also elect or appoint such other officers and assistant officers and agents as may be deemed necessary. Any two or more offices may be held by the same person, except the offices of president and secretary.

     All officers and assistant officers shall be elected to serve until the next annual meeting of directors (following the next annual meeting of shareholders) or until their successors are elected; provided, that any officer or assistant officer elected or appointed by the Board of Directors may be removed with or without cause at any regular or special meeting of the Board



























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
whenever in the judgment of the Board of Directors the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any agent appointed shall serve for such term, not longer than the next annual meeting of the Board of Directors, as shall be specified, subject to like right of removal by the Board of Directors.

4.02  VACANCIES

     If any office becomes vacant for any reason, the vacancy may be filled by the Board of Directors.

4.03  POWER OF OFFICERS

     Each officer shall have, subject to these ByLaws, in addition to the duties and powers specifically set forth herein, such powers and duties as are commonly incident to his office and such duties and powers as the Board of Directors shall from time to time designate. All officers shall perform their duties subject to the directions and under the supervision of the Board of Directors. The president may secure the fidelity of any and all officers by bond or otherwise.

4.04  PRESIDENT

     The president shall be the chief executive officer of the Corporation. He shall preside at all meetings of the directors and shareholders. He shall see that all orders and resolutions of the Board are carried out, subject however, to the right of the directors to delegate specific powers, except such as may be by statute exclusively conferred on the president, to any other officers of the Corporation.

     He or any vice president shall execute bonds, mortgages and other instruments requiring a seal, in the name of the Corporation, and, when authorized by the Board, he or any vice president may affix the seal to any instrument requiring the same, and the seal when so affixed shall be attested by the signature of either the secretary or an assistant secretary. He or any vice president shall sign certificates of stock.

























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     The president shall be ex-officio a member of all standing committees.

     He shall submit a report of the operations of the Corporation for the year to the directors at their meeting next preceding the annual meeting of the shareholders and to the shareholders at their annual meeting.

4.05  VICE PRESIDENT

     The vice president shall, in the absence or disability of the president, perform the duties and exercise the powers of the president, and they shall perform such other duties as the Board of Directors shall prescribe.

4.06.  SECRETARY AND ASSISTANT SECRETARIES

     The secretary shall attend all meetings of the Board and all meetings of the shareholders and shall record all votes and the minutes of all proceedings and shall perform like duties for the standing committees when required. He shall give or cause to be given notice of all meetings of the shareholders and all meetings of the Board of Directors and shall perform such other duties as may be prescribed by the Board. He shall keep in safe custody the seal of the Corporation, and when authorized by the Board, affix the same to any instrument requiring it, and when so affixed, it shall be attested by his signature or by the signature of an assistant secretary.

     The assistant secretary shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary, and they shall perform such other duties as the Board of Directors shall prescribe.

     In the absence of the secretary or an assistant secretary, the minutes of all meetings of the Board and shareholders shall be recorded by such person as shall be designated by the president or by the Board of Directors.































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
4.07  TREASURER AND ASSISTANT TREASURERS

     The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

     The treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements. He shall keep and maintain the Corporation's books of account and shall render to the president and directors an account of all of his transactions as treasurer and of the financial condition of the Corporation and exhibit his books, records and accounts to the president or directors at any time. He shall disburse funds for capital expenditures as authorized by the Board of Directors and in accordance with the orders of the president, and present to the president for his attention any requests for disbursing funds if in the judgment of the treasurer any such request is not properly authorized. He shall perform such other duties as may be directed by the Board of Directors or by the president.

     If required by the Board of Directors, he shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

     The assistant treasurers in the order of their seniority shall, in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer, and they shall perform such other duties as the Board of Directors shall prescribe.





























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
                             ARTICLE V
                CERTIFICATES OF STOCK:  TRANSFER, ETC.

5.01  CERTIFICATES OF STOCK

     The certificates for shares of stock of the Corporation shall be numbered and shall be entered in the Corporation as they are issued. They shall exhibit the holder's name and number of shares and shall be signed by the president or a vice president and the secretary or an assistant secretary or if the Board of Directors determines, by any one of the afore named officers and shall be sealed with the seal of the Corporation or a facsimile thereof. If the Corporation has a transfer agent or a registrar, other than the Corporation itself or an employee of the Corporation, the signatures of any such officer may be facsimile. In case any officer or officers who shall have signed or whose facsimile signature or signatures shall have been used on any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before said certificate or certificates shall have been issued, such certificate may nevertheless be issued by the Corporation with the same effect as though the person or persons who signed such certificates or whose facsimile signature or signatures shall have been used thereon had been such officer or officers at the date of its issuance. Certificates shall be in such form as shall in conformity to law be prescribed from time to time by the Board of Directors.

     The Corporation may appoint from time to time transfer agents and registrars, who shall perform their duties under the supervision of the secretary.



































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
5.02  TRANSFERS OF SHARES

     Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its books.

5.03  REGISTERED SHAREHOLDERS

     The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

5.04  LOST CERTIFICATE

     The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost. When authorizing such issue of a new certificate or certificates, the Board of Directors in its discretion and as a condition precedent to the issuance thereof, may require the owner of such lost or destroyed certificate or certificates or his legal representative to advertise the same in such manner as it shall require or to give the corporation a bond with surety and in form satisfactory to the Corporation (which bond shall also name the Corporation's transfer agents and registrars, if any, as obligees) in such sum as it may direct as indemnity against any claim that may be made against the Corporation or other obligees with respect to the certificate alleged to have been lost or destroyed, or to advertise and also give such bond.






























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
                                ARTICLE VI
                                 DIVIDEND

6.01  DECLARATION

     The Board of Directors may declare at any annual, regular or special meeting of the Board and the Corporation may pay, dividends on the outstanding shares in cash, property or in the shares of the Corporation to the extent permitted by, and subject to the provisions of, the laws of the State of Nevada.

6.02  RESERVES

     Before payment of any dividend there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time in their absolute discretion think proper as a reserve fund to meet contingencies or for equalizing dividends or for repairing or maintaining any property of the Corporation or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may abolish any such reserve in the manner in which it was created.

                                  ARTICLE VII
                                 MISCELLANEOUS

7.01  INFORMAL ACTION

     Any action required to be taken or which may be taken at a meeting of the shareholders, directors or members of the executive committee, may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by all of the shareholders, directors, or members of the executive committee, as the case may be, entitled to vote with respect to the subject matter thereof, and such consent shall have the same force and effect as a unanimous vote of the shareholders, directors, or members of the executive committee, as the case may be, at a meeting of said body.




























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
7.02  SEAL

     The corporate seal shall be circular in form and shall contain the name of the Corporation, the year of its incorporation and the words "State of Nevada", and "CORPORATE SEAL". The seal may be used by causing it or a facsimile to be impressed or affixed or in any other manner reproduced. The corporate seal may be altered by order of the Board of Directors at any time.

7.03  CHECKS

     All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

7.04  FISCAL YEAR

     The fiscal year of the Corporation shall begin on the 1st day of January in each and every year.

7.05  DIRECTORS ANNUAL STATEMENT

     The Board of Directors shall present at each annual meeting of shareholders a full and clear statement of the business and condition of the Corporation.

7.06  CLOSE CORPORATIONS:  MANAGEMENT BY SHAREHOLDERS

     If the Articles of Incorporation of the Corporation and each certificate representing its issued and outstanding shares states that the business and affairs of the Corporation shall be managed by the shareholders of the Corporation rather than by the Board of Directors, then, whenever the context so requires the shareholders of the Corporation shall be deemed the directors of the Corporation for the purposes of applying any provision of these ByLaws.

7.07  AMENDMENTS

     These ByLaws may be altered, amended or repealed in whole or in part by

























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the affirmative vote of the Board of Directors.

                                ARTICLE VIII
                  INDEMNIFICATION OF OFFICERS AND DIRECTORS

     The following Articles describes and sets out the parameters of indemnification as set out in Article 2.02-1 of the Texas Business Corporations Act.

     "Article 2.02-1 of the Texas Business Corporation Act provides the following with respect to indemnification of officers and directors:

     Art. 2.02-1 Power to Indemnify and to Purchase Indemnity Insurance; Duty to Indemnify.

    A. 1. "Corporation" includes any domestic or foreign predecessor entity of the corporation in a merger, consolidation, or other transaction which the liabilities of the predecessor are transferred to the corporation by operation of law and in any other transaction in which the corporation assumes the liabilities of the predecessor but does not specifically exclude liabilities that are the subject matter of this article.

    A. 2. "Director" means any person who is or was a director of the corporation and any person who, while a director of the corporation, is or was serving at the request of the corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise.

    A.  3.  "Expenses"  include court costs and attorney's fees.






























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
    A.  4.  "Official capacity" means:

            a. When used with respect to a director, the office of director in the corporation, and

            b. When used with respect to a person other than a director, the elective or appointive office in the corporation held by the officer or the employment or agency relationship undertaken by the employee or agent in behalf of the corporation, but

            c. In both paragraphs (a) and (b) does not include service for any other foreign or domestic corporation or any partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise.

        5. "Proceeding" means any threatened, pending, or completed action, suit, or proceedings, whether civil, criminal, administrative, arbitrative, or investigative, any appeal in such an action, suit, or proceeding, and any inquiry or investigation that could lead to such an action, suit, or proceeding.

    B. A corporation may indemnify a person who was, is or is threatened to be made a named defendant or respondent in a proceeding because the person is or was a director only if it is determined in accordance with Section F of this article that the person:





































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        1.  Conducted himself in good faith;

        2.  reasonably believed;

            a. In the case of conduct in his official capacity as a director of the corporation, that his conduct was in the corporation's best interest, and

            b. In all other cases, that his conduct was at least not opposed to the corporation's best interest; and

        3. In the case of any criminal proceeding, had no reasonable cause to believe his conduct was lawful.

    C. A director may not be indemnified under Section B of this article for obligations resulting from a proceeding:

        1. In which the person is found liable on the basis that personal benefit was improperly received by him, whether or not the benefit resulted from an action taken in the persons' official capacity; or

        2.  In which the person is found liable to the corporation.

    D. The termination of a proceeding by judgment, order, settlement, or conviction, or on a plea of nolo contendere or its equivalent is not of itself determinative that the person did not meet the requirements set forth in Section B of this article.

    E. A person may be indemnified under Section B of this article against judgments, penalties (including excise and similar taxes), fines, settlements, and reasonable expenses actually incurred by the person in































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
        connection with the proceeding; but if the proceeding was brought by or in behalf of the corporation, the indemnification is limited to reasonable expenses actually incurred by the person in connection with the proceeding.

    F. A determination of indemnification under Section B of this article must be made:

        1. By a majority vote of a quorum consisting of directors who at the time of the vote are not named defendants or respondents in the proceeding;

        2. If such a quorum cannot be obtained, by a majority vote of a committee of the board of directors, designated to act in the matter by a majority vote of all directors, consisting solely of two or more directors who at the time of the vote are not named defendants or respondents in the proceeding.

        3. By special legal counsel selected by the board of directors or a committee of the board by vote as set for in Subsection (1) or (2) of this section, or, if such quorum cannot be obtained and such a committee cannot be established, by a majority vote of all directors; or

        4. By the shareholders in a vote that excludes the shares held by directors who are named defendants or respondents in the proceeding.

    G. Authorization of indemnification and determination as to reasonableness of expenses must be made in the same manner as the determination that indemnification is permissible, except that if the determination that































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
        indemnification is permissible is made by special legal counsel, authorization of indemnification and determination as to reasonableness of expenses must be made in the manner specified by Subsection (3) of section F of this article for the selected of special legal counsel. A provision contained in the article of incorporation, bylaws, a resolution of shareholders or directors, or an agreement that makes mandator the indemnification permitted under section B of this article shall be deemed to constitute authorization of indemnification in the manner required by this section even though such provision may not have been adopted or authorized in the same manner as the determination that indemnification is permissible.

    H. A corporation shall indemnify a director against reasonable expenses incurred by him in connection with a proceeding in which he is a named defendant or respondent because he is or was a director if he has been wholly successful, on the merits or otherwise, in the defense of the proceeding.

    I. If, in a suit for the indemnification required by section H of this article, a court of competent jurisdiction determines that the director is entitled to indemnification under that section, the court shall order indemnification and shall award to the director the expenses incurred in securing the indemnification.

    J. If, upon application of a director, a court of competent jurisdiction determines, after giving any notice the court considers necessary, that the director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not he has met the requirements set forth in section B of this article or has been adjudged liable in the circumstances described by section C of this article, the court may order the indemnification that the court determines is proper and equitable. The court shall limit indemnification to reasonable expenses if the proceeding is brought by





























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
        or on behalf of the corporation or if the director is found liable on the basis that personal benefit was improperly received by him, whether or not the benefit resulted from an action taken in the person's official capacity.

    K. Reasonable expenses incurred by a director who was, is, or is threatened to be made a named defendant or respondent in a proceeding may be paid or reimbursed by the corporation in advance of the final disposition of the proceeding after:

        1. The corporation receives a written affirmation by the director of his good faith belief that he has met the standard of conduct necessary for indemnification under this article and a written undertaking by or on behalf of the director to repay the amount paid or reimbursed if it is ultimately determined that he has not met those requirements; and

        2. A determination that the facts then known to those making the determination would not preclude indemnification under this article.

    L. The written undertaking required by section K of this article must be an unlimited general obligation of the director but need not be secured. It may be accepted without reference to financial ability to make repayment. Determinations and authorizations of payments under section K of this article must be made in the manner specified by section F of this article for determining that indemnification is permissible.

    M. A provision for a corporation to indemnify or to advance expenses to a director who was, is, or is threatened to be made a named defendant or respondent in a proceeding, whether contained in the articles of incorporation, the bylaws, a resolution of shareholders or directors, an agreement, or otherwise, except in accordance with section R of this article, is valid only to the extent it is consistent with this article as limited by the articles of incorporation, if such a limitation exists.

    N. Notwithstanding any other provision of this article, a corporation may pay or reimburse expenses incurred by a director in connection with his appearance as a witness or the participation in a proceeding at a time when he is not a named defendant or respondent in the proceeding.

    O. An officer of the corporation shall be indemnified as, and to the same extent, provided by section H, I, and J of this article for a director and is entitled to seek indemnification under those sections to the same extent as a director. A corporation may indemnify and advance expenses to an officer, employee, or agent of the corporation to the same extent that it may indemnify and advance expenses to directors under this article.

    P. A corporation may indemnify and advance expenses to persons who are not or were not officers, employees, or agents of the corporation but who are or were serving at the request of the corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise to the same extent that it may indemnify and advance expenses to directors under this article.

    Q. A corporation may indemnify and advance expenses to an officer, employee, agent, or person identified in section P of this article and who is not a director to such further extent, consistent with law, as may be provided by its articles of incorporation, bylaws, general or specific action of its board of directors, or contract or as permitted or required by common law.

    R. A corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation or who is or was serving at the request of the corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, against any liability asserted against him and incurred by him or in such a capacity or arising out of his status as such a person, whether or not the corporation would have the power to indemnify him against that liability under this article.

    S. Any indemnification of or advance of expenses to a director in accordance with this Article shall be reported in writing to the shareholders with or before the notice or waiver of notice of the next shareholders' meeting or with or before the next submission to shareholders of a consent to action without a meeting pursuant to section A. Article 9.10 of this Act and, in any case, within the twelve month period immediately following the date of the indemnification or advance.

    T. For purposes of this article, the corporation is deemed to have requested a director to serve an employee benefit plan whenever the performance by him of his duties to the corporation also imposes duties on or otherwise involves services by him to the plan or participants or beneficiaries of the plan. Excise taxes assessed on a director with respect to an employee benefit plan pursuant to applicable law are deemed fines. Action taken or omitted by him with respect to an employee benefit plan in the performance of his duties for a purpose reasonably believed by him to be in the interest of the participants and beneficiaries of the plan is deemed to be for a purpose which is not opposed to the best interest of the corporation.

    U. The articles of incorporation of a corporation may restrict the circumstances under which the corporation is required or permitted to indemnify a person under sections H, I, J, O, P, or Q of this article."

























































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